Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11
DELPHI CORPORATION, et al.,	Case No. 05-44481 (RDD)
Debtors.	(Jointly Administered)
GLOBAL NOTES AND STATEMENT OF LIMITATIONS,
METHODOLGY AND DISCLAIMER REGARDING
DEBTORS’ SCHEDULES AND STATEMENTS
- ALL DEBTORS; CONSOLIDATED -
     The Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”) filed by Delphi Corporation (“Delphi”) and 41 of its direct and indirect subsidiaries and affiliates (collectively, with Delphi, the “Debtors”),1 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), were prepared pursuant to 11 U.S.C. § 521 and Federal Rule of Bankruptcy Procedure 1007 by management of the Debtors and are unaudited. The Schedules and Statements remain subject to further review and verification by the Debtors. Subsequent information may result in material changes in financial and other data contained in the Schedules and Statements. The Debtors reserve the right to amend their Schedules and Statements from time to time as may be necessary or appropriate. These Global Notes and Statement of Limitations, Methodology and Disclaimer Regarding Debtors’ Schedules and Statements (the “Global Notes”) are incorporated by reference in, and comprise an integral part of, the Schedules and Statements, and should be referred to and reviewed in connection with any review of the Schedules and Statements.

[1]	In addition to Delphi, the following entities are debtors in these related cases: ASEC Manufacturing General Partnership, ASEC Sales General Partnership, Aspire, Inc., Delco Electronics Overseas Corporation, Delphi Automotive Systems (Holding), Inc., Delphi Automotive Systems Global (Holding), Inc., Delphi Automotive Systems Human Resources LLC, Delphi Automotive Systems International, Inc., Delphi Automotive Systems Korea, Inc., Delphi Automotive Systems LLC, Delphi Automotive Systems Overseas Corporation, Delphi Automotive Systems Risk Management Corp., Delphi Automotive Systems Services LLC, Delphi Automotive Systems Tennessee, Inc., Delphi Automotive Systems Thailand, Inc., Delphi China LLC, Delphi Connection Systems, Delphi Diesel Systems Corp., Delphi Electronics (Holding) LLC, Delphi Foreign Sales Corporation, Delphi Furukawa Wiring Systems LLC, Delphi Integrated Service Solutions, Inc., Delphi International Holdings Corp., Delphi International Services, Inc., Delphi Liquidation Holding Company, Delphi LLC, Delphi Mechatronic Systems, Inc., Delphi Medical Systems Colorado Corporation, Delphi Medical Systems Corporation, Delphi Medical Systems Texas Corporation, Delphi NY Holdings Corporation, Delphi Receivables LLC, Delphi Services Holding Corporation, Delphi Technologies, Inc., DREAL, Inc., Environmental Catalysts, LLC, Exhaust Systems Corporation, MobileAria, Inc., Packard Hughes Interconnect Company, Specialty Electronics, Inc., and Specialty Electronics International Ltd.

1. Description of the Cases and “As Of” Information Date. On October 8, 2005, 39 of 42 Debtors, and on October 14, 2005 (collectively with October 8, 2005, the “Petition Dates”) the remaining Debtors, filed voluntary petitions in the Bankruptcy Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended (the “Bankruptcy Code”). The cases have been consolidated for the purpose of joint administration under case number 05-44481 (RDD). The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Each Debtor’s fiscal year ends on December 31. All asset information, except where otherwise noted, is as of September 30, 2005. The liability information, except where otherwise noted, is as of the close of business on October 7, 2005 or October 14, 2005, as appropriate.
2. Basis of Presentation. Delphi is a publicly-held corporation, the common shares of which traded prior to the Petition Dates on the New York Stock Exchange under the “DPH” symbol.2 For financial reporting purposes, the Debtors, along with their subsidiaries which have not filed voluntary petitions for reorganization relief under the Bankruptcy Code, prepare consolidated financial statements that are filed with the Securities and Exchange Commission (the “SEC”) and that are audited annually. On June 30, 2005, Delphi filed its annual report on Form 10-K for the year ended December 31, 2004. On November 9, 2005, Delphi filed its most recent quarterly report on Form 10-Q. Unlike the consolidated financial statements, these Schedules and Statements reflect the assets and liabilities of each individual Debtor, except where otherwise noted. These Schedules and Statements do not purport to represent financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States, nor are they intended to fully reconcile to the consolidated financial statements filed by Delphi Corporation with the SEC.
3. Totals. All totals that are included in the Schedules and Statements represent totals of all the known amounts included on the Schedules. The description of an amount as “unknown” or “undetermined” is not intended to reflect upon the materiality of such amount.
4. Excluded Assets and Liabilities. The Debtors have excluded the following categories of assets and liabilities from the Schedules and Statements: goodwill, intangible pension assets, accrued liabilities including, but not limited to, accrued salaries and employee benefits, tax accruals, and accrued accounts payable. Other immaterial assets and liabilities may also have been excluded.
5. Interest in Subsidiaries and Affiliates. Delphi owns directly or indirectly all or part of the 41 subsidiaries and affiliates that are also Debtors. In addition, Delphi indirectly owns all or part of numerous subsidiaries and affiliates that are not Debtors. Interests in subsidiaries arise from stock ownership or from interests in partnerships. Each Debtor’s Schedule B — Personal Property schedules its ownership interests, if any, in subsidiaries, affiliates and partnerships. As recorded in the Debtors’ Monthly Operating Report for the period from October 8, 2005 through November 30, 2005, the net book value of the Debtors’ interests in non-Debtor subsidiaries, affiliates and partnerships was approximately $3.46 billion as of November 30, 2005. The fair market value of such stock or other ownership interests is dependent upon numerous variables and factors, and may differ materially from net book values. Approximately $2.89 billion of the net book value of the Debtors’ interests in non-Debtor subsidiaries, affiliates and partnerships is attributable to the value of stock and ownership interests in non-Debtor subsidiaries, affiliates and partnerships held by Delphi Automotive Systems (Holding), Inc. and the Debtors have listed the aggregate net book value of such interests on Schedule B for Delphi Automotive Systems (Holding), Inc. However, the Debtors have not allocated such aggregate net book value to stock or other ownership interests in individual non-Debtor subsidiaries,

[2]	Delphi’s common shares currently trade on the over-the-counter market under the “DPHIQ” symbol.

affiliates and partnerships, but rather have listed the value of each as “undetermined” for purposes of Schedule B.
6. Summary of Significant Reporting Policies. The following is a summary of significant reporting policies:
(a) Foreign Currency. All amounts are reflected in U.S. dollars unless otherwise indicated.
(b) Book value. Unless otherwise noted, the Debtors’ assets and liabilities are shown on the basis of their net book value as of September 30, 2005 or the appropriate Petition Date, respectively, in accordance with the Debtors’ books and records. Thus, unless otherwise noted, the Schedules and Statements reflect the carrying value of the assets and liabilities as recorded on the Debtors’ books, and are not based upon any estimate of their current market value.
(c) Consolidated Accounts Payable and Disbursements System. Certain of the Debtors use a consolidated accounts payable and disbursements system through which such Debtors pay substantially all business-related expenses. All such payments are made by Delphi Automotive Systems LLC (“DAS LLC”) and are then charged to the appropriate entity through intercompany accounts. Payments made by DAS LLC to third parties on behalf of other affiliated entities are reflected as payments to creditors in Question 3a of DAS LLC’s Statement of Financial Affairs.
(d) Intercompany Accounts. The Debtors record intercompany assets and liabilities through three types of accounts: intercompany trade (includes trade and other business-related transactions), intercompany notes, and cross-charge accounts. Intercompany trade accounts record sales-type transactions between Delphi’s subsidiaries and affiliates. Intercompany notes reflect loans made between affiliated entities. Intercompany notes payable exclude accrued interest relating to the period subsequent to September 30, 2005. Cross-charge accounts are employed to capture a variety of intercompany allocations, charges, and other ordinary course transactions and are tracked on a net receivable/payable basis. The cross-charge accounts net to zero on a consolidated global basis. The Debtors have eliminated intra-company activity within each legal entity.
(e) Accounts Receivable. Accounts receivable are presented as of September 30, 2005. Such balances have been adjusted to reflect the assignment of receivables from Delphi Receivables LLC (a Debtor in these cases) to certain other entities as a result of the Termination and Assignment Agreement, dated October 7, 2005 (see Delphi Receivables LLC, below). In addition, most of the Debtors’ customers pay under MNS-2 terms.3 The Debtors received approximately $1.2 billion of payments against the receivables that existed on September 30, 2005 on or about October 4, 2005.
(f) Inventories; Property and Equipment. Inventories are stated at the lower of cost, determined on a first-in, first-out (“FIFO”) basis, or market value. Property and equipment is stated at cost, net of accumulated depreciation. All inventories, as well as all property and equipment, are presented without consideration of any mechanics’ liens. For a further description of the Debtors’ accounting policies, please refer to the Debtors’ financial filings with the SEC described in Basis of Presentation, above.
(g) Leases. The Debtors have not included in the Schedules and Statements the future obligations of any capital or operating leases. To the extent that there was an amount outstanding as

[3]	“MNS-2” refers to the payment terms under Delphi’s General Terms and Conditions, whereby payment for goods supplied is generally due on the second business day of the second month following the receipt of such goods.

of the relevant Petition Date, the creditor has been included in Schedule F of the Schedules and Statements. Similarly, any asset accounted for as a capital lease has been excluded from the Schedules and Statements.
(h) Contingent Assets. The Debtors believe that they may possess certain claims and causes of action against various parties. Additionally, the Debtors may possess contingent claims in the form of various avoidance actions they could commence under the provisions of Chapter 5 of the Bankruptcy Code and other relevant non-bankruptcy laws to recover assets. With limited exceptions, the Debtors have not set forth claims or causes of action against third parties or avoidance actions as assets in their Schedules and Statements. The Debtors reserve all of their rights with respect to any claims, causes of action or avoidance actions they may have and nothing contained in these Global Notes or the Schedules and Statements shall be deemed a waiver of any such claims, avoidance actions or causes of action or in any way prejudice or impair the assertion of such claims. In addition to those claims against General Motors Corporation (“GM”) listed in Schedule B for Delphi and DAS LLC, all of the Debtors reserve all of their rights to assert claims against GM or any of its subsidiaries and affiliates.
The Debtors may also possess contingent and unliquidated claims against affiliated entities (both debtor and non-debtor) for various financial accommodations and similar benefits they have extended from time to time, including, but not limited to, contingent and unliquidated claims for contribution, reimbursement, and/or indemnification arising from various (i) letters of credit, (ii) surety bonds, (iii) guarantees, (iv) indemnities, (v) tax sharing agreements and (vi) warranties.
Additionally, prior to the relevant Petition Date, each Debtor, as plaintiff, may have commenced various lawsuits in the ordinary course of its business against third parties seeking monetary damages for business-related losses. Refer to each Statement of Financial Affairs, item 4(a), for lawsuits commenced prior to the relevant Petition Date in which the Debtor was a plaintiff.
(i) Schedule D. Except as otherwise agreed pursuant to a stipulation or agreed order or general order entered by the Bankruptcy Court, the Debtors reserve their rights to dispute or challenge validity, perfection or immunity from avoidance of any lien purported to be granted or perfected in any specific asset to a secured creditor listed on Schedule D of any Debtor. Moreover, although the Debtors may have scheduled claims of various creditors as secured claims, the Debtors reserve all rights to dispute or challenge the secured nature of any such creditor’s claim or the characterization of the structure of any such transaction or any document or instrument (including, without limitation, any intercompany agreement) related to such creditor’s claim. In certain instances, a Debtor may be a co-obligor, co-mortgagor or guarantor with respect to scheduled claims of other Debtors, and no claim set forth on Schedule D of any Debtor is intended to acknowledge claims of creditors that are otherwise satisfied or discharged by other entities. The descriptions provided in Schedule D are intended only as a summary. Reference to the applicable loan agreements and related documents is necessary for a complete description of the collateral and the nature, extent and priority of any liens. Nothing in the Global Notes or the Schedules and Statements shall be deemed a modification or interpretation of the terms of such agreements.
(j) Schedule E. All claims listed on the Debtors’ Schedule E are claims owing to various taxing authorities to which the Debtors may potentially be liable. However, certain of such claims may be subject to on-going audits and the Debtors are otherwise unable to determine with certainty the amount of many, if not all, of the remaining claims listed on Schedule E. Therefore, the Debtors have listed all such claims as unknown in amount, pending final resolution of on-going audits or other outstanding issues.

(k) Schedule G. The businesses of the Debtors are complex. While the Debtors’ existing books, records, and financial systems have been relied upon to identify and schedule executory contracts at each of the Debtors and every effort has been made to ensure the accuracy of the Schedule of Executory Contracts and Unexpired Leases, inadvertent errors or omissions may have occurred. The Debtors hereby reserve all of their rights to dispute the validity, status, or enforceability of any contracts, agreements or leases set forth in Schedule G and to amend or supplement such Schedule as necessary. The contracts, agreements and leases listed on Schedule G may have expired or may have been modified, amended, or supplemented from time to time by various amendments, restatements, waivers, estoppel certificates, letters, memoranda and other documents, instruments and agreements which may not be listed therein. Certain of the real property leases listed on Schedule G may contain renewal options, guarantees of payments, options to purchase, rights of first refusal, rights to lease additional space and other miscellaneous rights. Such rights, powers, duties and obligations are not set forth on Schedule G. Certain of the agreements listed on Schedule G may be in the nature of conditional sales agreements or secured financings. The presence of a contract or agreement on Schedule G does not constitute an admission that such contract or agreement is an executory contract or unexpired lease. The Debtors reserve all of their rights, claims and causes of action with respect to the contracts and agreements listed on the Schedule, including the rights to dispute or challenge the characterization or the structure of any transaction document or instrument. Certain executory agreements may not have been memorialized and could be subject to dispute. Generally, executory agreements that are oral in nature have not been included in the Schedule. Additionally, the Debtors have not listed confidentiality agreements on the Schedule and have excluded agreements with approximately 1,500 employees of Delco Electronics Overseas Corporation where each agreement was a condition of employment. Due to the large number of supply agreements with certain suppliers and purchase agreements with certain customers, the Debtors have provided summary information with respect to agreements with those suppliers and customers with which an individual Debtor was party to over 1,000 such agreements (determined according to the primary supplier or customer name, as appropriate, reflected in the Debtors’ books and records). Additional detail with respect to any such agreement is available upon written request to the Debtors’ counsel.
7. Claims. All general unsecured claims against the Debtors have been listed on Schedule F based upon the Debtors’ existing books and records. The Debtors have, however, independently reviewed each claim scheduled in an amount equal to or greater than $100,000.00 and have adjusted the Debtor obligated for such claim to the extent that the Debtors determined that such claim was more properly an obligation of another legal entity other than as reflected in the existing books, records and financial systems. The Debtors acknowledge that certain parties may potentially assert their scheduled claims against an entity other than the Debtor that listed such claim in its Schedules and Statements. Note that substantially all trade debt of the Debtors’ non-U.S. subsidiaries, which are not chapter 11 debtors in these cases, represents obligations of such non-U.S. subsidiaries and the payment of such trade debt is not affected by these chapter 11 cases.
8. Claims of Third-Party Related Entities. While the Debtors have made every effort to properly classify each claim listed in the Schedules as being either disputed or undisputed, liquidated or unliquidated, and contingent or noncontingent, the Debtors have not been able to fully reconcile all payments made to certain third-party related entities on account of the Debtors’ obligations to both such entity and its affiliates. Therefore, to the extent that the Debtors have classified their estimate of claims of a creditor as disputed, all claims of such creditor’s affiliates listed in the Schedules and Statements shall similarly be considered as disputed, whether or not they are designated as such.
9. Effect of Payments Made Pursuant to “First Day” Orders on Scheduled Claim Amount. The Bankruptcy Court has authorized the Debtors to pay various outstanding prepetition claims, including, but not limited to, payments to certain customers, employees, financially-distressed sole source suppliers, foreign creditors, lienholders, shippers, and taxing authorities. Where the Schedules list creditors and set forth the Debtors’ scheduled amount of such claims, such scheduled amounts reflect amounts owed as of the Petition Dates, adjusted for any postpetition payments made on account of such claims pursuant to the authority granted to the Debtors by the Bankruptcy Court, subject to further adjustment as described in Claims of Third-Party Related Entities, above. However, the estimate of claims set forth in the Schedules may not reflect assertions by the Debtors’ creditors of a right to have such claims paid or reclassified under the Bankruptcy Code or orders of the Bankruptcy Court, including, without limitation, the Bankruptcy Court’s “first day” order regarding payment of reclamation claims, to the extent that the Debtors have not agreed to such assertions as of the date hereof.
10. Employee Claims. The Bankruptcy Court entered “first day” orders granting authority to the Debtors to pay certain prepetition human capital obligations in the ordinary course of business, including, but not limited to, employees’ prepetition and postpetition wages and salaries, including any commissions and bonuses for which the employees are eligible; vacation, sick leave, personal leave, expense reimbursements, and severance; health, insurance, retirement, and other employee benefit programs; defined contribution, defined benefit, tax-qualified, and non-tax-qualified retirement plans; workers’ compensation programs; and other benefits to, or for the benefit of, the employees. The Debtors employed more than 50,000 staff in the United States as of the filing of the chapter 11 cases. In general, only employee claims for items not authorized to be paid by order of the Bankruptcy Court have been included in the Schedules and Statements.
11. Claims Related to Pension and Other Postretirement Benefits. Certain of the Debtors’ largest potential liabilities as of the Petition Dates were on account of Delphi’s domestic pension and other post-employment benefits, including, without limitation, retiree health care and life insurance (collectively, “OPEB”) that, as of the filing of the Schedules and Statements were contingent, disputed and unliquidated. Specifically, as recorded in Delphi’s Annual Report on Form 10-K as of December 31, 2004, which is the date of the most recent actuarial valuation, the consolidated Debtors were exposed to $4.3 billion in unfunded pension obligations and $9.6 billion of unfunded OPEB obligations on a financial reporting basis for their hourly and salaried employees, retirees, surviving spouses and alternate payees. Consistent with the treatment of the Debtors’ collective bargaining agreements described below, obligations related to unfunded pension and OPEB are primarily obligations of Delphi and the majority of the above amounts have been listed on Delphi’s Schedule F. The underfunded pension obligations of Delphi are related to various pension plans that it sponsors. The terms of those plans permit that eligible employees of related employers within the Delphi control group may participate in those plans. Related employers include Delphi Automotive Systems Human Resources LLC, Delphi Automotive Systems LLC, Delphi Automotive Systems Services LLC, Delphi International Services Inc., and Delphi Technologies, Inc. Delphi is ultimately liable for contributions to the plans. Certain Debtors other than those listed above also sponsor pension and benefit plans for their employees, and those plans and related trusts are included on the Schedules and Statements applicable to those Debtors. The Debtors have made no attempt to disaggregate such liabilities on an individual-by-individual basis for purposes of Schedule F.
12. Collective Bargaining Agreements. National agreements between Delphi and its unions, including the United Auto Workers (“UAW”), International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communications Workers of America (“IUE-CWA”), and United Steelworkers of America govern a majority of Delphi’s local bargaining unit agreements. Because the national agreements were negotiated and signed by Delphi, all related local agreements have been listed on Schedule G of Delphi as well, notwithstanding that the particular signatory to such local bargaining unit agreements may have been an operating division of DAS LLC or another affiliated Debtor. In addition to its national agreements, Delphi has site-specific agreements with other unions, including the International Association of Machinists and Aerospace Workers (“IAM”), International Brotherhood of Electrical Workers (“IBEW”), and International Union of Operating Engineers (“IUOE”). All IAM, IBEW and IUOE agreements are listed on Schedule G of Delphi.
In certain specific instances, collective bargaining agreements are not governed by an agreement to which Delphi is a party and such agreements are listed on Schedule G of the Debtor that is the signatory to the agreement. In particular, Delphi Connection Systems separately contracted with the Electronic and Space Technicians (“EAST”) and thus the EAST agreements are listed on Delphi Connection System’s Schedule G. Moreover, certain of Delphi’s UAW bargaining units and IUE-CWA bargaining units are not governed by the national agreements between Delphi and the unions. Those agreements appear on Schedule G of Delphi Connection Systems or ASEC Manufacturing General Partnership, as appropriate.
13. Union Grievances, Workers’ Compensation Claims and Other Employment-related Actions and Charges. The Debtors have excluded listing individual employee union grievances in the Schedules and Statements. In addition, workers’ compensation claims and other employment-related actions and charges are excluded from the Debtors’ Statement of Financial Affairs. All such actions, claims and grievances have been excluded based on both the large volume of such actions, claims and grievances and the Debtors’ belief that the majority of such actions, claims and grievances will generally not result in actual litigation.
14. Insiders. Each Debtor has included all distributions made over the twelve months preceding the filing to any individual deemed an Insider (defined below) when the Debtor has either made or been charged for such payments. For purposes of the Schedules and Statements, the Debtors define Insiders as (i) directors, (ii) Section 16(b) officers, (iii) Delphi Strategy Board officers, (iv) the president of each Debtor, (v) the most senior finance and operations officers of each Debtor, and (vi) officers who have received over $300,000.00 in the one-year period preceding the Petition Date. To the extent that former officers do not qualify as Insiders as defined above, such benefits and payments are not included in the Schedules and Statements. To the extent that such benefits and payments are provided pursuant to a written agreement, such agreement is included in Schedule G. Included in the payments are deferred stock units, valued at the cash payout date, vested restricted stock, valued at the vesting date, and unliquidated deferred stock units and unvested restricted stock units, which have not been valued for purposes of the Schedules and Statements. Amounts categorized as “Other” in Exhibit 3b.2 include payments or imputed income relating to signing bonuses, severance, vehicle allowances, flexible compensation, sickness and accident, amounts relating to the personal use of corporate aircraft, consulting services, recognition and retention awards, relocation costs, life insurance, personal umbrella life insurance and relocation costs and taxes advances for employees on international assignment.
In addition, certain Debtors have made payments to, charged or incurred charges from various affiliated entities during the twelve months preceding the relevant Petition Date. These transactions have been reflected in the Schedules and Statements as the net change in beginning and ending intercompany trade payables, intercompany notes payable and cross-charge balances (these accounts are more fully described under Intercompany Accounts, above). To measure the net change, September 30, 2004 was used as the beginning balance for all three types of intercompany accounts. The relevant Petition Date for each Debtor was used as the ending balance for the intercompany notes payable and intercompany trade payables accounts, while ending cross-charge balances were reflected as of September 30, 2005.
15. Disputed, Contingent and/or Unliquidated Claims. Schedules D, E and F permit each of the Debtors to designate a claim as disputed, contingent and/or unliquidated. A failure to designate a claim on any of these Schedules as disputed, contingent and/or unliquidated does not constitute an admission that such claim is not subject to objection. The Debtors reserve the right to dispute, or assert offsets or defenses to, any claim reflected on these Schedules as to amount, liability or status.
16. Divisional Units. Delphi was incorporated in Delaware in 1998 as a wholly-owned subsidiary of GM. Prior to January 1, 1999, GM conducted the Debtors’ businesses through various divisions and subsidiaries. Effective January 1, 1999, the assets and liabilities of these divisions and subsidiaries were transferred to Delphi and its subsidiaries and affiliates. As such, the Debtors’ primary business operations continue to be organized into operating divisions, many of which fall within Delphi’s primary domestic operating subsidiary, DAS LLC. A significant number of transactions entered into by the Debtors refer to these operating divisions and the counterparty to these transactions on a creditor’s books may indicate one of the Debtors’ operating divisions, rather than a legal entity. Common division names that are included within DAS LLC are Automotive Holdings Group (“AHG”), Delco Electronics (“Delco”) (see Corporate Reorganization, below), Delphi Electrical & Safety (“Delphi E&S”), Delphi Energy & Chassis (“Delphi E&C”), Delphi Thermal & Interior Systems (“Delphi T&I”), and Saginaw Steering (“Saginaw” or “Steering”). A common division name that is included within Delphi Diesel Systems Corp. is Delphi Product and Service Solutions (“DPSS”).
17. Corporate Reorganization. On September 30, 2005, Delco Electronics LLC was merged into DAS LLC. As such, all information relating to Delco Electronics LLC is included in the Schedules and Statements for DAS LLC.
18. Delphi Receivables LLC. Pursuant to a Termination and Assignment Agreement, dated October 7, 2005, between Delphi Receivables LLC, Delphi and DAS LLC, a certain Receivables Sale Agreement (the “Agreement”), dated March 31, 2003, was terminated. As a result of the termination of the Agreement, certain intercompany loans issued by Delphi Receivables LLC were cancelled in exchange for the assignment of certain accounts receivable and assets to Delphi and DAS LLC.
19. Consolidated Books and Records. Certain of the Debtors maintain consolidated books and records. Specifically, the books and records for Exhaust Systems Corporation, Environmental Catalysts LLC, ASEC Manufacturing General Partnership, and ASEC Sales General Partnership are maintained in this manner. The financial information for these entities has been consolidated for purposes of the Schedules and Statements and such consolidated financial information has been included in the Schedules and Statements of each of Exhaust Systems Corporation, Environmental Catalysts LLC, ASEC Manufacturing General Partnership, and ASEC Sales General Partnership.
20. Setoffs. The Debtors routinely incur setoffs from customers during the ordinary course of business. Setoffs in the ordinary course can result from various items including, but not limited to, intercompany transactions, pricing discrepancies, returns, warranties, and other disputes between the Debtors and their customers or suppliers. These normal setoffs are consistent with the ordinary course of business in the Debtors’ industries and can be particularly voluminous, making it unduly burdensome and costly for the Debtors to list all such normal setoffs. Therefore, such normal setoffs are excluded from the Debtors’ responses to Question 13 of the Statement of Financial Affairs.
21. 90-Day Payments. The Debtors have responded to Question 3a of the Statement of Financial Affairs in a summary format by creditor, excluding information regarding the creditor’s address and detailed payment information. Such information is available upon written request to the Debtors’ counsel.

22. Indemnification. Delphi’s Bylaws provide for the mandatory indemnification of (a) executives and managerial employees of Delphi; (b) directors, officers, executives and managerial employees of wholly-owned subsidiaries of Delphi; and (c) directors, officers, executives and managerial employees of entities in which Delphi has less than a 100% ownership interest who are also employees of Delphi or wholly-owned subsidiaries of Delphi. The Debtors have not reached the determination as to whether certain indemnified persons are ineligible for indemnification under the terms of Delphi’s Bylaws and such persons are therefore listed on Schedule F for the appropriate Debtor. To the extent that the Debtors have entered into a separate agreement with an employee providing for indemnification of such employee, such agreement is listed on Schedule G for the appropriate Debtor. In addition, all persons receiving payment pursuant to the indemnification provisions of Delphi’s Bylaws are required to execute an undertaking acknowledgement as a condition of receiving payment thereunder. The Debtors have separately listed all such undertaking acknowledgements entered into prior to the Petition Dates on Schedule G for the appropriate Debtors, but reserve all rights with respect thereto including, without limitation, the right to assert that any such acknowledgements may not constitute executory contracts.
23. Property Held for Others. In the ordinary course of business and in accordance with industry custom, certain Debtors retain a significant number of molds, tooling, dies, cores, components used for remanufacture and other equipment, which are owned by the Debtors’ customers. In addition, a portion of raw materials and supplies that are located at certain of the Debtors’ plants may have been delivered by vendors pursuant to consignment agreements, which generally set forth the terms and conditions under which the raw materials and supplies are to be used and paid for by the Debtors. Such a Debtor generally agrees to pay its vendors if and when such raw materials are actually used by the Debtor, as determined by periodic reconciliation of such amounts between such vendors and the Debtor. Finally, in the ordinary course of certain of the Debtors’ businesses, such Debtors sell inventory to their customers, may hold deposits or advance payments from their customers, and may hold for rework, certain products that have been returned to such Debtors for nonconformity with applicable specifications or warranties. These ordinary course items have been excluded from the Debtors’ responses to Question 14 of the Statement of Financial Affairs.